Exhibit 99.1

CONTACT: Gar Jackson Vice President, Investor Relations (714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES
FIRST QUARTER EARNINGS RESULTS
ANAHEIM, CA/May 21, 2009 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN) (the “Company”) today announced that net sales for the first quarter (13 weeks) of fiscal 2009 ended May 2, 2009, were $223.5 million versus net sales from continuing operations of $266.9 million for the first quarter (13 weeks) of fiscal 2008 ended May 3, 2008. Total Company same-store sales decreased 18 percent during the period.
The Company recorded a net loss of $8.7 million, or $(0.13) per diluted share, for the first quarter of fiscal 2009 compared to a net loss from continuing operations of $12.0 million, or $(0.17) per diluted share, for the first quarter of fiscal 2008.
“While we continue to face a very difficult sales environment, we are pleased with the results of our efforts to manage expenses and inventories. We ended the quarter with $32 million in cash and no credit facility borrowings,” commented Sally Frame Kasaks, Chief Executive Officer. “We are cautious about business in future quarters but remain singularly focused on executing our strategies.”
Financial Outlook for Second Fiscal Quarter of 2009
Assuming a same-store sales percentage decline in the range of 17 to 20 percent, the Company currently expects to report a loss of $(0.11) to $(0.17) per diluted share for the second quarter of fiscal 2009.
About Pacific Sunwear of California, Inc.
Pacific Sunwear is a leading lifestyle specialty retailer rooted in the youth culture and fashion vibe of Southern California. The Company sells casual apparel with a limited selection of accessories and footwear designed to meet the needs of teens and young adults. As of May 2, 2009, the Company operated 927 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.
The Company will host a conference call today at 4:45 pm Eastern time to review its financial results. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; pass code: 99066033. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the company’s investor relations web site through midnight, August 19, 2009.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, statements regarding the Company’s financial outlook for the second quarter of fiscal 2009 and its cautious expectations as to its business in future quarters. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect our business and results include, among others, the following factors: additional adverse changes in economic conditions generally; additional adverse changes in consumer spending; changes in consumer demands and preferences; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 31, 2009 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
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3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	First Quarter Ended
	05/02/09	05/03/08
Net sales	$223,465	$266,867
Gross margin	61,274	75,465
Selling, G&A expenses	76,769	95,812

Operating loss from continuing operations	(15,495)	(20,347)
Other expense (income), net	229	(758)

Loss from continuing operations before income taxes	(15,724)	(19,589)
Income tax benefit	(6,981)	(7,620)

Loss from continuing operations	(8,743)	(11,969)
Loss from discontinued operations, net of tax benefit	—	(25,133)

Net loss	$(8,743)	$(37,102)

Loss from continuing operations per share:
Basic	$(0.13)	$(0.17)

Diluted	$(0.13)	$(0.17)

Net loss per share:
Basic	$(0.13)	$(0.53)

Diluted	$(0.13)	$(0.53)

Weighted average shares outstanding:
Basic	65,207,991	69,915,802

Diluted	65,207,991	69,915,802

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	05/02/09	01/31/09	05/03/08
ASSETS
Current assets:
Cash & cash equivalents	$32,274	$24,776	$42,645
Inventories	115,518	107,205	167,508
Other current assets	49,601	58,943	87,808

Total current assets	197,393	190,924	297,961
Property and equipment, net	312,896	323,344	365,561
Other long-term assets	46,809	55,241	39,653

Total assets	$557,098	$569,509	$703,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,913	$45,263	$72,711
Other current liabilities	39,161	47,564	70,820

Total current liabilities	93,074	92,827	143,531
Deferred lease incentives	49,155	52,313	61,375
Deferred rent	22,730	23,008	25,261
Other long-term liabilities	29,244	29,374	35,190

Total liabilities	194,203	197,522	265,357
Total shareholders’ equity	362,895	371,987	437,818

Total liabilities and shareholders’ equity	$557,098	$569,509	$703,175

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited, in thousands)

	FIRST QUARTER ENDED
	05/02/09	05/03/08
Cash flows from operating activities:
Net loss	$(8,743)	$(37,102)
Depreciation & amortization	17,099	21,647
Asset impairment	1,992	8,503
Non-cash stock based compensation	955	1,289
Tax deficiencies related to exercise of stock options	(1,297)	(388)
Loss on disposal of property and equipment	—	687
Changes in operating assets and liabilities:
Inventories	(8,313)	2,674
Accounts payable and other current liabilities	387	10,917
Other assets and liabilities	10,528	(32,856)

Net cash provided by/(used in) operating activities	12,608	(24,629)

Cash flows from investing activities:
Capital expenditures	(8,813)	(21,006)
Proceeds from sale of land	3,705	—

Net cash used in investing activities	(5,108)	(21,006)

Cash flows from financing activities:
Repurchases of common stock	—	(10,248)
Proceeds from exercise of stock options	—	944
Net repayments under long-term leases	(2)	(3)

Net cash used in financing activities	(2)	(9,307)

Net increase/(decrease) in cash and cash equivalents	7,498	(54,942)
Cash and cash equivalents, beginning of period	24,776	97,587

Cash and cash equivalents, end of period	$32,274	$42,645

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	Fiscal 2009	Fiscal 2008
Stores open at beginning of fiscal year	932	1,107
Stores opened during the period	—	3
Stores closed during the period	5	(168)

Stores open at end of period	927	942
Note: Fiscal 2008 store closures include 153 demo stores. demo became a discontinued operation during the first quarter of fiscal 2008.

	05/02/09		05/03/08
		Square		Square
	# of	Footage	# of	Footage
	Stores	(000s)	Stores	(000s)

PacSun Core stores	525	2,086	540	2,105
PacSun Value stores	402	1,491	402	1,491

Total stores	927	3,577	942	3,596
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000